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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 of Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3 of our report dated February 4, 2002 (November 12, 2002 as to Note 4, May 15, 2002 as to Note 15 and 16 and August 1, 2002 as to Note 2 and the financial statement schedule) appearing in a Current Report on Form 8-K under the Securities Exchange Act of 1934 of United Auto Group, Inc. dated November 25, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.




/s/  DELOITTE & TOUCHE LLP
New York, New York
November 25, 2002